UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 14, 2004
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events

On June 14, 2004, UAL Corporation ("UAL" or the "Company") advised that it will report a modest operating profit for May in the Monthly Operating Report that it will file with the United States Bankruptcy Court later this month in connection with its voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code in Case Nos. 02-48191 through 02-48218. In addition, the Company will report that mainline passenger unit revenue in May improved 7% year-over-year, and that unit costs fell 15% over the same period last year. UAL also will report that June and July booked load factors were strong.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Paul R. Lovejoy
Name:	Paul R. Lovejoy
Title:	Senior Vice President,
General Counsel and Secretary

Dated:  June 14, 2004